Exhibit 99.1

Bill.com Reports Second Quarter Fiscal 2021 Financial Results

Core Revenue Increased 59% Year-over-Year

Total Payment Volume was $35 Billion, up 40% Year-over-Year

Transaction Fees Increased 98% Year-over-Year

SAN JOSE, CALIF. – February 4, 2021 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the second fiscal quarter ended December 31, 2020.

"We delivered strong financial results and record payment volume growth driven by robust demand for our platform and its expanded payment offerings,” said René Lacerte, Bill.com CEO. “Adoption and usage continues to strengthen in this new remote environment as we are effectively guiding companies on their digital transformation path. Our offering has become a mission-critical tool for many small and midsize businesses. The increasing scale of our platform purpose-built for SMBs is automating financial operations facilitating over ten billion dollars of B2B payments each month.”

Financial Highlights for the Second Quarter of Fiscal 2021

•	Total revenue was $54.0 million, an increase of 38% from the second quarter of fiscal 2020.
•

Core revenue, which includes subscription and transaction fees, was $52.3 million, an increase of 59% year-over-year. Subscription fees were $26.6 million, an increase of 33% year-over-year. Transaction fees were $25.7 million, an increase of 98% year-over-year.

•

GAAP gross profit was $40.1 million, representing a 74.1% gross margin, compared to $29.3 million, or a 75.0% gross margin, in the second quarter of fiscal 2020. Non-GAAP gross profit was $41.8 million, representing a 77.3% non-GAAP gross margin, compared to $30.5 million, or a 78.0% non-GAAP gross margin in the second quarter of fiscal 2020.

•

Loss from operations was $14.2 million, compared to a loss from operations of $7.9 million in the second quarter of fiscal 2020. Non-GAAP loss from operations was $2.7 million, compared to a non-GAAP loss from operations of $4.5 million in the second quarter of fiscal 2020.

•

Net loss was $17.2 million, or ($0.21) per share, basic and diluted, compared to net loss of $7.6 million, or ($0.34) per share, basic and diluted, in the second quarter of fiscal 2020. Non-GAAP net loss was $2.1 million, or ($0.03) per share, basic and diluted, compared to non-GAAP net loss of $3.6 million, or ($0.06) per share, basic and diluted, in the second quarter of fiscal 2020.

•	Cash, cash equivalents and short-term investments were $1.7 billion at December 31, 2020.

Business Highlights and Recent Developments

•	Served 109,200 customers as of the end of the second quarter of fiscal 2021, representing year-over-year customer growth of 27%
•	Processed $34.8 billion in total payment volume on our platform in the second quarter, an increase of 40% year-over-year and 21% quarter-over-quarter
•	Processed 7.2 million transactions in the second quarter of fiscal 2021
•	Introduced Bill Manager with Wells Fargo, a new joint offering to help automate and simplify the accounts payable and receivable process for midsize businesses
•	Launched a tailored offering for wealth management firms to help deliver bill pay services for high-net-worth clients

•	Added seasoned technology and payments executive, Steve Fisher, to our board of directors
•	Completed an offering of $1.15 billion of 0% convertible senior notes due 2025 ("2025 Notes")

Conference Call

In conjunction with this announcement, Bill.com will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss second quarter results as well as our outlook for the third quarter of fiscal 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com has offices in San Jose, California and Houston, Texas. For more information, visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call include forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations for future performance, the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the novel coronavirus pandemic (COVID-19) and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our annual report on Form 10-K filed with the SEC on August 31, 2020, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. Additional information will also be set forth in our quarterly report on Form 10-Q for the three months ended December 31, 2020 when filed. Actual results may differ materially from those presently reported. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update the information contained in this press release or the accompanying conference call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll taxes related to employee stock-based compensation. We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all periods prior to June 30, 2020; therefore, it was excluded from those prior periods.

Depreciation and amortization expense. We exclude depreciation and amortization expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Capitalized internal-use software and amortization. We include capitalization and exclude the subsequent amortization of internal-use software costs in certain of our non-GAAP financial measures. We capitalize direct costs incurred related to obtaining or developing internal-use software during the application development stage and we amortize those costs over the estimated useful lives of the software. The capitalization and subsequent amortization of those costs can vary every period depending on our business needs and the timing on the software’s availability for its intended use. We believe that including or excluding the effect of the capitalized internal-use software in certain of our non-GAAP financial measures provides us useful information in evaluating and comparing the consistency of our operating performance on a period-to-period basis.

Deferred costs and amortization. Deferred costs consist of capitalized sales commissions and capitalized service costs. We include capitalization of sales commission and service costs, and exclude their subsequent amortization in certain of our non-GAAP financial measures. We capitalize sales commissions that are incremental costs in obtaining new customer contracts. We capitalize service costs, which pertain primarily to direct payroll and third-party costs incurred when we provide implementation services to our financial institution customers and certain SMB customers prior to the launching of our product for general use. We amortize the capitalized sales commissions and capitalized service costs over the estimated benefit period. We believe that including or excluding the effect of the capitalization of sales commissions and service costs in certain of our non-GAAP financial measures in a given period provides us useful information in evaluating and comparing the consistency of our performance in acquiring new customer contracts on a period-to-period basis.

Amortization of debt discount and issuance costs. We exclude the amortization of debt discount and issuance costs associated with our issuance of convertible senior notes due 2025 from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Loss on revaluation of warrant liabilities. We exclude loss on revaluation of warrant liabilities, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Income tax benefit associated with 2025 Notes. We exclude the income tax benefit associated with 2025 Notes from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	June 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,568,684	$573,643
Short-term investments	165,588	123,974
Accounts receivable, net	7,037	4,252
Unbilled revenue	7,370	6,549
Prepaid expenses and other current assets	18,748	26,781
Funds held for customers	2,217,680	1,644,250
Total current assets	3,985,107	2,379,449
Non-current assets:
Operating lease right-of-use assets	44,771	—
Property and equipment, net	30,572	13,866
Other assets	21,967	10,700
Total assets	$4,082,417	$2,404,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,076	$3,478
Accrued compensation and benefits	14,304	12,387
Other accrued and current liabilities	6,600	8,541
Deferred revenue	5,379	5,891
Line of credit borrowings	2,300	2,300
Operating lease liabilities	4,727	—
Customer fund deposits	2,217,680	1,644,250
Total current liabilities	2,256,066	1,676,847
Non-current liabilities:
Deferred revenue	3,166	2,622
Operating lease liabilities	54,141	—
Convertible senior notes, net	886,052	—
Deferred income tax liability	1,832	—
Other long-term liabilities	4,412	13,827
Total liabilities	3,205,669	1,693,296
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	1,055,425	857,044
Accumulated other comprehensive income	198	2,420
Accumulated deficit	(178,877)	(148,747)
Total stockholders' equity	876,748	710,719
Total liabilities and stockholders' equity	$4,082,417	$2,404,015

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
Revenue
Subscription and transaction fees	$52,333	$32,964	$96,121	$61,512
Interest on funds held for customers	1,712	6,116	4,133	12,748
Total revenue	54,045	39,080	100,254	74,260
Cost of revenue (1)	13,973	9,787	26,079	18,934
Gross profit	40,072	29,293	74,175	55,326
Operating expenses
Research and development (1)	20,486	12,992	38,272	24,507
Sales and marketing (1)	14,174	11,491	27,082	21,758
General and administrative (1)	19,583	12,748	36,773	23,283
Total operating expenses	54,243	37,231	102,127	69,548
Loss from operations	(14,171)	(7,938)	(27,952)	(14,222)
Other (expense) income, net	(3,341)	360	(2,511)	999
Loss before (benefit from) provision for income taxes	(17,512)	(7,578)	(30,463)	(13,223)
(Benefit from) provision for income taxes	(333)	—	(333)	51
Net loss	$(17,179)	$(7,578)	$(30,130)	$(13,274)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.34)	$(0.37)	$(0.87)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	81,519	22,306	80,868	15,268

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$642	$211	$1,243	$359
Research and development	3,246	1,084	6,315	1,755
Sales and marketing	1,871	494	3,375	877
General and administrative	4,930	1,286	9,650	2,360
	$10,689	$3,075	$20,583	$5,351

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended December 31,		Six months ended December 31,
	2020	2019 (1)	2020	2019 (1)
Cash flows from operating activities:
Net loss	$(17,179)	$(7,578)	$(30,130)	$(13,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	999	1,120	1,924	2,105
Stock-based compensation	10,689	3,075	20,583	5,351
Amortization of debt discount and issuance costs	3,905	—	3,905	—
Amortization of premium (accretion of discount) on investment in marketable debt securities	677	(1,616)	723	(2,346)
Non-cash operating lease expense	912	—	1,677	—
Revaluation of warrant liabilities	—	552	—	717
Deferred income tax	(333)	—	(333)	—
Changes in assets and liabilities:
Accounts receivable	(1,995)	(1,100)	(2,785)	(393)
Unbilled revenue	(445)	(493)	(821)	(1,114)
Prepaid expenses and other current assets	(6,261)	(466)	(3,947)	(1,608)
Other assets	(4,483)	(531)	(11,267)	(581)
Accounts payable	(200)	638	1,366	1,146
Accrued and other current liabilities	4,492	3,419	(13)	4,551
Operating lease liabilities	1,166	—	6,930	—
Other long-term liabilities	(765)	94	573	187
Deferred revenue	(406)	1,117	32	1,110
Net cash used in operating activities	(9,227)	(1,769)	(11,583)	(4,149)
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(358,097)	(225,444)	(701,442)	(414,648)
Proceeds from maturities of corporate and customer fund short-term investments	256,827	152,065	501,159	407,236
Proceeds from sale of corporate and customer fund short-term investments	2,000	11,964	35,286	22,725
Decrease (increase) in other receivables included in funds held for customers	1,541	(6,749)	19	(4,700)
Purchases of property and equipment	(7,742)	(1,026)	(13,636)	(2,972)
Capitalization of internal-use software costs	(346)	(125)	(660)	(340)
Net cash (used in) provided by investing activities	(105,817)	(69,315)	(179,274)	7,301
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	1,129,603	—	1,129,603	—
Purchase of capped calls	(87,860)	—	(87,860)	—
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	227,439	—	226,565
Increase in customer fund deposits liability	548,777	25,271	573,430	162,457
Proceeds from exercise of stock options	8,480	607	17,442	901
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	4,327	—
Payments of offering costs related to the follow-on public offering	—	—	(664)	—
Proceeds from exercise of stock warrants	—	144	—	144
Payments of deferred debt issuance costs	—	—	—	(151)
Net cash provided by financing activities	1,599,000	253,461	1,636,278	389,916
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,483,956	182,377	1,445,421	393,068
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	1,553,842	1,193,859	1,592,377	983,168
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,037,798	$1,376,236	$3,037,798	$1,376,236

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:

Cash and cash equivalents	$1,568,684	$314,894	$1,568,684	$314,894
Restricted cash included in other current assets	119	256	119	256
Restricted cash and restricted cash equivalents included in funds held for customers	1,468,995	1,061,086	1,468,995	1,061,086
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,037,798	$1,376,236	$3,037,798	$1,376,236

______________________

(1)  Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18, Statement of Cash Flows

   (Topic 230): Restricted Cash.  Shown below is a summary of the adjustments during the three and six months ended December 31, 2019

   (in thousands).

	Three months ended December 31, 2019
	As reported	ASU No. 2016-18 adjustments	As adjusted
Net cash used in operating activities	$(1,769)	$—	$(1,769)
Net cash used in investing activities	(23,047)	(46,268)	(69,315)
Net cash provided by financing activities	253,461	—	253,461
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	228,645	(46,268)	182,377
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	86,249	1,107,610	1,193,859
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$314,894	$1,061,342	$1,376,236

	Six months ended December 31, 2019
	As reported	ASU No. 2016-18 adjustments	As adjusted
Net cash used in operating activities	$(4,149)	$—	$(4,149)
Net cash (used in) provided by investing activities	(161,179)	168,480	7,301
Net cash provided by financing activities	389,916	—	389,916
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	224,588	168,480	393,068
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	90,306	892,862	983,168
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$314,894	$1,061,342	$1,376,236

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

THREE MONTHS ENDED DECEMBER 31, 2020

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Employer payroll taxes related to stock-based compensation expense	Deferred costs (amortization of deferred costs)	Depreciation and amortization expense	Amortization of debt discount and issuance costs	Income tax associated with 2025 Notes	Non- GAAP
Total revenue	$54,045	$—	$—	$—	$—	$—	$—	$54,045
Cost of revenue	13,973	(642)	(98)	(154)	(833)	—	—	12,246
Gross profit	40,072	642	98	154	833	—	—	41,799
Gross margin	74.1%	1.2%	0.2%	0.3%	1.5%	0.0%	0.0%	77.3%
Operating expenses
Research and development	20,486	(3,246)	(303)	951	(40)	—	—	17,848
Sales and marketing	14,174	(1,871)	(171)	483	(23)	—	—	12,592
General and administrative	19,583	(4,930)	(533)	—	(103)	—	—	14,017
Loss from operations	(14,171)	10,689	1,105	(1,280)	999	—	—	(2,658)
Other (expense) income, net	(3,341)	—	—	—	—	3,905	—	564
Loss before benefit from income taxes	(17,512)	10,689	1,105	(1,280)	999	3,905	—	(2,094)
Benefit from income taxes	(333)	—	—	—	—	—	333	—
Net loss	$(17,179)	$10,689	$1,105	$(1,280)	$999	$3,905	$(333)	$(2,094)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.21)							$(0.03)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	81,519							81,519
____________________________________
(1) GAAP net loss per share attributable to common stockholders, basic and diluted								$(0.21)
Stock-based compensation expense								0.13
Employer payroll taxes related to stock- based compensation expense								0.01
Deferred costs (amortization of deferred costs)								(0.02)
Depreciation and amortization expense								0.01
Amortization of debt discount and issuance costs								0.05
Income tax associated with 2025 Notes								—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted								$(0.03)

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

THREE MONTHS ENDED DECEMBER 30, 2019

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Deferred costs (amortization of deferred costs)	Depreciation and amortization expense	Loss on revaluation of warrant liability	Non-GAAP
Total revenue	$39,080	$—	$—	$—	$—	$39,080
Cost of revenue	9,787	(211)	(185)	(797)	—	8,594
Gross profit	29,293	211	185	797	—	30,486
Gross margin	75.0%	0.5%	0.5%	2.0%	0.0%	78.0%
Operating expenses
Research and development	12,992	(1,084)	186	(112)	—	11,982
Sales and marketing	11,491	(494)	766	(84)	—	11,679
General and administrative	12,748	(1,286)	—	(127)	—	11,335
Loss from operations	(7,938)	3,075	(767)	1,120	—	(4,510)
Other income, net	360	—	—	—	552	912
Loss before provision for income taxes	(7,578)	3,075	(767)	1,120	552	(3,598)
Provision for income taxes	—	—	—	—	—	—
Net loss	$(7,578)	$3,075	$(767)	$1,120	$552	$(3,598)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.34)					$(0.06)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted (2)	22,306					62,771
____________________________________
(1) GAAP net loss per share attributable to common stockholders, basic and diluted						$(0.34)
Stock-based compensation expense						0.14
Deferred costs (amortization of deferred costs)						(0.03)
Depreciation and amortization expense						0.05
Loss on revaluation of warrant liability						0.02
Impact of the assumed conversion of redeemable convertible preferred stock						0.10
Non-GAAP net loss per share attributable to common stockholders, basic and diluted						$(0.06)
(2) Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted						22,306
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance						40,465
Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted						62,771

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

SIX MONTHS ENDED DECEMBER 30, 2020

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Employer payroll taxes related to stock-based compensation expense	Deferred costs (amortization of deferred costs)	Depreciation and amortization expense	Amortization of debt discount and issuance costs	Income tax associated with 2025 Notes	Non- GAAP
Total revenue	$100,254	$—	$—	$—	$—	$—	$—	$100,254
Cost of revenue	26,079	(1,243)	(143)	(285)	(1,557)	—	—	22,851
Gross profit	74,175	1,243	143	285	1,557	—	—	77,403
Gross margin	74.0%	1.2%	0.1%	0.3%	1.6%	0.0%	0.0%	77.2%
Operating expenses
Research and development	38,272	(6,315)	(574)	2,048	(99)	—	—	33,332
Sales and marketing	27,082	(3,375)	(303)	1,186	(59)	—	—	24,531
General and administrative	36,773	(9,650)	(1,038)	—	(209)	—	—	25,876
Loss from operations	(27,952)	20,583	2,058	(2,949)	1,924	—	—	(6,336)
Other (expense) income, net	(2,511)	—	—	—	—	3,905	—	1,394
Loss before benefit from income taxes	(30,463)	20,583	2,058	(2,949)	1,924	3,905	—	(4,942)
Benefit from income taxes	(333)	—	—	—	—	—	333	—
Net loss	$(30,130)	$20,583	$2,058	$(2,949)	$1,924	$3,905	$(333)	$(4,942)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.37)							$(0.06)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	80,868							80,868
____________________________________
(1) GAAP net loss per share attributable to common stockholders, basic and diluted								$(0.37)
Stock-based compensation expense								0.25
Employer payroll taxes related to stock-based compensation expense								0.03
Deferred costs (amortization of deferred costs)								(0.04)
Depreciation and amortization expense								0.02
Amortization of debt discount and issuance costs								0.05
Income tax associated with 2025 Notes								—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted								$(0.06)

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

SIX MONTHS ENDED DECEMBER 30, 2019

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Deferred costs (amortization of deferred costs)	Depreciation and amortization expense	Loss on revaluation of warrant liability	Non-GAAP
Total revenue	$74,260	$—	$—	$—	$—	$74,260
Cost of revenue	18,934	(359)	(399)	(1,571)	—	16,605
Gross profit	55,326	359	399	1,571	—	57,655
Gross margin	74.5%	0.5%	0.5%	2.1%	0.0%	77.6%
Operating expenses
Research and development	24,507	(1,755)	371	(198)	—	22,925
Sales and marketing	21,758	(877)	1,285	(143)	—	22,023
General and administrative	23,283	(2,360)	—	(193)	—	20,730
Loss from operations	(14,222)	5,351	(1,257)	2,105	—	(8,023)
Other income, net	999	—	—	—	717	1,716
Loss before provision for income taxes	(13,223)	5,351	(1,257)	2,105	717	(6,307)
Provision for income taxes	51	—	—	—	—	51
Net loss	$(13,274)	$5,351	$(1,257)	$2,105	$717	$(6,358)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.87)					$(0.10)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted (2)	15,268					61,718
____________________________________
(1) GAAP net loss per share attributable to common stockholders, basic and diluted						$(0.87)
Stock-based compensation expense						0.35
Deferred costs (amortization of deferred costs)						(0.08)
Depreciation and amortization expense						0.14
Loss on revaluation of warrant liability						0.04
Impact of the assumed conversion of redeemable convertible preferred stock						0.32
Non-GAAP net loss per share attributable to common stockholders, basic and diluted						$(0.10)
(2) Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted						15,268
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance						46,450
Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted						61,718

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(9,227)	$(1,769)	$(11,583)	$(4,149)
Purchases of property and equipment	(7,742)	(1,026)	(13,636)	(2,972)
Capitalization of internal-use software costs	(346)	(125)	(660)	(340)
Free cash flow	$(17,315)	$(2,920)	$(25,879)	$(7,461)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS WITH FINANCIAL INSTITUTIONS

(Unaudited, in thousands)

	December 31,	June 30,
	2020	2020
Remaining performance obligations with financial institutions to be recognized as revenue:
Within 1 year	$17,803	$13,001
Thereafter	130,908	139,334
Total	$148,711	$152,335

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obrannon@hq.bill.com

619-997-0299